Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-137137, 333-124493, 333-117316, 333-109189, 333-99399, 333-82592, 333-45643, 333-86697, 333-86719 and 333-20387) of Metro One Telecommunications, Inc. of our report dated April 2, 2007, relating to the consolidated financial statements for the year ended December 31, 2006, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO SEIDMAN, LLP

Seattle, WA

April 2, 2007